UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2007

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

     As described in the definitive proxy statement first mailed to the shareholders of Penn National Gaming, Inc. (the “Company”) on or about November 9, 2007 (the “Proxy Statement”), a complaint was filed previously on behalf of a putative class of public shareholders of the Company and derivatively on behalf of the Company in the Court of Common Pleas of Berks County, Pennsylvania (the “Court”), styled Superior Partners v. Carlino, et al., Case No. 07-9637 (the “Action”). The Action was filed against the Company’s directors and the Company. The Action related to the proposed acquisition of the Company by affiliates of Fortress Investment Group LLC and Centerbridge Partners, L.P. (the “Merger”). On November 9, 2007, following settlement discussions between representatives of the parties in the Action, the parties entered into a Memorandum of Understanding (“MOU”) contemplating a settlement of the Action. Among other things, the MOU provides that, in consideration for the settlement, certain additional disclosures were made in the Proxy Statement. Shareholders of the Company who are members of the class expected to be certified in the Action will receive, at a future date, written notice of the terms of the proposed settlement. The settlement contemplated by the MOU is subject, among other things, to the execution by the parties of a definitive settlement agreement, the approval of that agreement by the Court and the consummation of the Merger. If the Court approves the settlement contemplated in the MOU, the Action will be dismissed with prejudice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 15, 2007	PENN NATIONAL GAMING, INC.

By: /s/ Robert Ippolito

Name: Robert Ippolito
Title: Vice President, Secretary and Treasurer